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                                                                EXHIBIT 10


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus and Statement of Additional Information constituting part of this Registration Statement on Form N-4 for FS Variable Separate Account of First SunAmerica Life Insurance Company, of our report dated November 6, 1995 relating to the financial statements of First SunAmerica Life Insurance Company, and of our report dated January 22, 1996 relating to the financial statements of FS Variable Separate Account of First SunAmerica Life Insurance Company, which appear in such Prospectus and Statement of Additional Information, respectively. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Prospectus and Statement of Additional Information, respectively.




PRICE WATERHOUSE LLP
Los Angeles, California
January 29, 1996